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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   Form 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                    Date of Report (Date of earliest Event
                            Reported): May 15, 2003





                       MORGAN STANLEY ABS CAPITAL I INC.
                       ---------------------------------
            (Exact name of registrant as specified in its charter)


          Delaware                                    333-104046                     13-3939229
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(State or Other Jurisdiction                         (Commission                  (I.R.S. Employer
     of Incorporation)                               File Number)                Identification No.)



1585 Broadway, 2nd Floor
  New York, New York                                                              10036
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  (Address of Principal                                                         (Zip Code)
   Executive Offices)

Registrant's telephone number, including area code (212) 761-4000
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Item 5.   Other Events.
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Filing of Derived Materials.
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     In connection with the offering of the Morgan Stanley ABS Capital I Inc. MSDWCC Home Equity Loan Trust 2003-1, Home Equity Loan Asset-Backed Notes, Series 2003-1 (the "Notes"), Morgan Stanley & Co. Incorporated, as one of the underwriters of the Notes (the "Underwriter"), has prepared certain materials (the "Derived Materials") for distribution to its potential investors. Although Morgan Stanley Dean Witter Credit Corporation provided the Underwriter with certain information regarding the characteristics of the Revolving Credit Loans (the "Loans") in the related portfolio, it did not participate in the preparation of the Derived Materials.

     For purposes of this Form 8-K, Derived Materials shall mean computer generated tables and/or charts displaying, with respect to any of the following: yield; average life, duration; expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature. The Derived Materials are attached hereto as
Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial
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Information and Exhibits.
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(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibits:

     99.1      Derived Materials

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   MORGAN STANLEY ABS CAPITAL I INC.




                                   By:     /s/ Steve Shapiro
                                        --------------------------------------
                                        Name:  Steve Shapiro
                                        Title: Executive Director



Dated:  May 19, 2003

Exhibit Index
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Exhibit               Description                                          Page
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99.1                  Derived Materials                                       6